Exhibit 99.2

InspireMD, Inc. Announces Underwriter Exercise of Over-Allotment Option in Full and Closing of $11.5 Million Follow-On Underwritten Public Offering

Tel Aviv, Israel— June 8, 2020 – InspireMD, Inc. (NYSE American: NSPR), the developer of the CGuard™ Embolic Prevention System (EPS) for the prevention of stroke caused by carotid artery disease, announced today the closing, on June 5, 2020, of its $11.5 million follow-on underwritten public offering, which included $1.5 million from the exercise, in full, by the underwriter of its over-allotment option for the offering. Pursuant to the offering, InspireMD issued 25,555,500 shares of common stock or common stock equivalents, along with an equivalent number of Series F warrants to purchase common stock, in units, at a price to the public of $0.45 per unit. Each Series F warrant is exercisable for one share of common stock at an exercise price of $0.495 per share. The common stock (or common stock equivalents) and the accompanying Series F warrants included in the units were issued separately to investors at the closing.

A.G.P. / Alliance Global Partners served as the sole book-running manager for the offering.

InspireMD intends to use the net proceeds of this offering—estimated at $10.7 million— for research and development, sales and marketing, working capital and other general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A registration statement on Form S-1 (File No. 333-238247) relating to the public offering of the securities described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on June 2, 2020. The offering was carried out only by means of a prospectus forming part of the effective registration statement. The final prospectus relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, by calling (212) 624-2060 or emailing investmentbanking@allianceg.com, or at the SEC’s website at http://www.sec.gov.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable stroke free long-term outcomes.

InspireMD’s common stock is traded on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbols NSPR.WS and NSPR.WSB.

Forward-Looking Statements

This press release includes statements related to the offering of InspireMD’s units, including as to the use of net proceeds from that offering. These statements and other statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, potential risks and uncertainties associated with (i) the uses of the proceeds from the underwritten public offering and the adequacy of those proceeds, (ii) market acceptance of the Company’s existing and new products, (iii) negative clinical trial results or lengthy product delays in key markets, (iv) the inability to secure regulatory approvals for the sale of the Company’s products, (v) intense competition in the medical device industry from much larger, multinational companies, (vi) product liability claims, (vii) product malfunctions, (viii) the Company’s limited manufacturing capabilities and reliance on subcontractors for assistance, (ix) insufficient or inadequate reimbursement by governmental and other third-party payers for the Company’s products, (x) the Company’s efforts to successfully obtain and maintain intellectual property protection covering its products, which may not be successful, (xi) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xii) the Company’s reliance on single suppliers for certain product components, (xiii) the fact that the Company will need to raise additional capital to meet its business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, unless required by law.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Jeremy Feffer

LifeSci Advisors, LLC

212-915-2568

jeremy@lifesciadvisors.com